Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 14, 2011, except for Notes 9 and 14, as to which date is August 25, 2011, relating to the financial statements and our report dated June 14, 2011 relating to the financial statement schedule of Bazaarvoice, Inc., which appear in Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-176506).

/s/ PricewaterhouseCoopers LLP

February 29, 2012

Austin, Texas